                                                                     EXHIBIT 2.6

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement is entered into as of the 19th day of May, 1999, among ZEFER Corp., a Delaware corporation (the "Buyer"), Renaissance Worldwide, Inc., a Massachusetts corporation ("Renaissance"), and Neoglyphics Media Corporation, an Illinois corporation and a wholly owned subsidiary of Renaissance ("NMC"). Renaissance and NMC are sometimes referred to herein individually as a "Seller" and together as the "Sellers."

                             Preliminary Statement
                             ---------------------

     Subject to the terms and conditions of this Agreement, the Buyer desires to purchase (or cause one or more of its wholly-owned subsidiaries to purchase), and the Sellers desire to sell (or cause an Affiliate to sell), (i) certain of the assets and business of NMC (the "NMC Business") and (ii) the business and assets of the Sellers used in connection with the customer management solutions practice of Renaissance (the "CMS Business," and together with the NMC Business, the "Businesses"), for the consideration set forth below and the assumption by the Buyer of certain of the Sellers' liabilities set forth below relating to the Businesses.

     The Buyer may designate one or more Designated Transferees (as defined in Section 10.4 of this Agreement) to purchase the NMC Business and/or the CMS Business, provided that the Buyer shall guaranty the obligations of any such Designated Transferee, as provided below.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, the parties agree as follows.

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings ascribed to them below.

     1.1 "Accounts Receivable" means all trade and other accounts receivable and notes and loans receivable relating to or generated by the NMC Business and/or the CMS Business.

     1.2 "Acquired Assets" means all right, title and interest in and to the following:

          (a) all Accounts Receivable and all unbilled amounts for Contracts in Progress;

          (b)  all Intellectual Property and all associated goodwill;

          (c) all rights under the contracts, agreements and instruments set forth on Schedule 1.2(c) attached hereto (collectively, the "Assigned
         -------- ------
Contracts");

          (d) all claims, security deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment relating to the NMC Business or the CMS Business listed on Schedule
                                                                      --------
1.2(d) attached hereto, and all rights under warranties;
------

          (e) all Permits issued by or obtained from any Governmental Entity and relating to the NMC Business or the CMS Business, to the extent such Permits are transferable;

          (f) all books, records, accounts, ledgers, files, documents, correspondence, lists (customer or otherwise), drawings or specifications, product and sales literature, employment records, manufacturing, technical and procedural manuals, advertising and promotional materials, studies, reports and other printed or written materials relating to the NMC Business or the CMS Business, other than stock record books and minute books of NMC;

          (g) all real property, leaseholds and subleaseholds in real property, and easements, rights-of-way and other appurtenants thereto relating to the NMC Business or the CMS Business;

          (h) all rights to enforce any confidentiality, invention assignment and/or noncompetition agreements between either Seller and its employees to the extent that such agreements relate to the NMC Business and/or the CMS Business;

          (i) all claims and defenses to the extent relating to any of the foregoing or to the Assumed Liabilities; and

          (j)  the assets listed on Section 3.8(c) of the Disclosure Schedule.

     1.3 "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

     1.4 "Agreement" shall mean this Asset Purchase Agreement, together with the exhibits and schedules (including the Disclosure Schedule) hereto, as such agreement, exhibits and schedules may be amended from time to time in accordance with the terms hereof.

     1.5 "Ancillary Agreements" means the agreements and instruments attached as exhibits to this Agreement or contemplated to be entered into in connection herewith.

     1.6 "Assigned Contracts" shall have the meaning set forth in Section 1.2(c) of this Agreement.

     1.7 "Assumed Liabilities" means the following liabilities of the Sellers and no other liabilities:

          (a) the liabilities of NMC incurred in connection with the NMC Business as set forth on the face of Exhibit A-1 to the extent
                                                    ------- ---
               they have not been paid or discharged prior to the Closing;

          (b) the liabilities of Renaissance incurred in connection with the CMS Business as set forth on the face of Exhibit A-2 to the
                                                        ------- ---
               extent they have not been paid or discharged prior to the Closing;

          (c) all liabilities of NMC incurred in connection with the NMC Business, which have arisen after the date set forth on Exhibit
                                                                       -------
               A-1 in the Ordinary Course of Business and which are of the same
               ---
               type as those set forth on Exhibit A-1, to the extent such
                                          ------- ---
               liabilities have not been paid or discharged prior to the Closing;

          (d) all liabilities of Renaissance incurred in connection with the CMS Business, which have arisen after the date set forth on Exhibit A-2 in the Ordinary Course of Business and which are of
               -----------
               the same type as those set forth on Exhibit A-2, to the extent
                                                   -----------
               such liabilities have not been paid or discharged prior to the Closing; and

          (e) all obligations of either Seller arising after the Closing under the Assigned Contracts, other than obligations arising from a breach of an Assigned Contract by either Seller prior to the Closing Date.

     1.8 "Businesses" shall have the meaning set forth in the Preliminary Statement.

     1.9  "Buyer" means ZEFER Corp., a Delaware corporation.

     1.10 "Buyer Financial Statements" shall have the meaning set forth in
          Section 4.7 of this Agreement.

     1.11 "Cash Payment" shall have the meaning set forth in Section 2.3(b)(i) of this Agreement.

     1.12 "CERCLA" means the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980.

     1.13 "Closing" means the closing of the transactions contemplated by this Agreement.

     1.14 "Closing Date" shall have the meaning set forth in Section 2.4(a) of this Agreement.

     1.15 "Closing Statement" shall have the meaning set forth in Section 2.6(b) of this Agreement.

     1.16 "Code" means the Internal Revenue Code of 1986, as amended.

     1.17 "Continuing Employee" means each employee employed in the Business by either Seller who accepts employment with the Buyer pursuant to
          Section 7.7 of this Agreement.

     1.18 "Contracts in Progress" means all contracts in progress relating to the Business.

     1.19 "Damages" means claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including, specifically, but without limitation, reasonable attorneys' fees and expenses of investigation). For purposes of Section 8.1, the amount of Damages shall be decreased by the Tax benefit realized by the Indemnified Party as a result of or in connection with the events giving rise to indemnification. To the extent Damages are incurred in a currency other than U.S. Dollars, Damages shall be paid in U.S. Dollars based on the applicable exchange rate in effect on the date on which such Damages are finally determined in accordance with Article VIII of this Agreement.

     1.20 "Designated Transferee" shall have the meaning set forth in Section
          10.4 of this Agreement.

     1.21 "Disclosure Schedule" shall have the meaning set forth in the introduction to Article III of this Agreement.

     1.22 "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation relating to any employee of the NMC Business or the CMS Business.

     1.23 "Environmental Law" means any Law or Regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (a) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (b) air, water and noise pollution; (c) groundwater and soil contamination; (d) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, pesticides or chemicals; (e) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other receptacles; (g) health and safety of employees and other persons; and (h) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, pesticides, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used herein, the terms "release" and "environment" shall have the meaning set forth in CERCLA.

     1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.25 "ERISA Affiliate" means any entity which is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code, (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included either of the Sellers.

     1.26 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.27 "Excluded Assets" means any assets of NMC or Renaissance that are not identified as Acquired Assets under Section 1.2.

     1.28 "Financial Statements" means the statements attached hereto as Exhibit
                                                                         -------
          B.
          -

     1.29 "GAAP" means United States generally accepted accounting principles.

     1.30 "Governmental Entity" means any foreign, federal, state or local governmental, regulatory or administrative authority or agency, court or arbitrational tribunal.

     1.31 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.32 "Indemnified Party" means any party or parties seeking indemnification under Article VIII of this Agreement.

     1.33 "Indemnifying Party" means any party or parties from whom indemnification is sought under Article VIII of this Agreement.

     1.34 "Initial Closing Statement" shall have the meaning set forth in
          Section 2.6(a) of this Agreement.

     1.35 "Intellectual Property" means any and all (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (b) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data and documentation, (f) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,

          (g) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the Laws and Regulations of all jurisdictions), and (h) copies and tangible embodiments thereof used in either the CMS Business or the NMC Business.

     1.36 "Knowledge" means: (a) if with respect to the Buyer, the actual knowledge or awareness, after due inquiry, of any individual listed on
          Schedule 1.36(a) or (b) if with respect to either Seller, the actual
          -------- -------
          knowledge or awareness, after due inquiry, of any individual listed on
          Schedule 1.36(b).
          -------- -------

     1.37 "Laws and Regulations" means all federal, state, regional, county, local or foreign laws, statutes, codes, rules, decrees, regulations, ordinances and orders.

     1.38 "Material Adverse Effect" means Damages to the NMC Business, the CMS Business and/or the Buyer of more than $150,000.

     1.39 "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), pesticides, toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

     1.40 "Net Assets" means the sum of (a) the difference between assets and liabilities shown on Exhibit A-1 and (b) the difference between assets
                               ------- ---
          and liabilities shown on Exhibit A-2.
                                   ------- ---

     1.41 "Neutral Accountants" shall have the meaning set forth in Section 2.6(b) of this Agreement.

     1.42 "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

     1.43 "PBGC" means the Pension Benefit Guarantee Corporation.

     1.44 "Permits" means all material permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights used in connection with the NMC Business or the CMS Business.

     1.45 "Purchase Price" shall have the meaning set forth in Section 2.3(a) of this Agreement.

     1.46 "Restricted Assets" means each Assigned Contract that cannot be validly assigned, transferred, subleased or sublicensed without the consent or waiver of the issuer thereof or the other party thereto or a third person (including a Governmental Entity), or with respect to which such assignment, transfer, sublease or sublicense or attempted assignment, transfer, sublease or sublicense constitutes a breach thereof or a violation of any Law or Regulation or entitles the other party thereto to terminate such contract, agreement or instrument or receive any additional payment thereunder.

     1.47 "Restricted Employee" means any person who was employed by either Seller in connection with the NMC Business or the CMS Business on either the date of this Agreement or the Closing Date and received an employment offer from the Buyer within five business days following the Closing Date.

     1.48 "Retained Liabilities" shall have the meaning set forth in Section 2.2(b) of this Agreement.

     1.49 "Retirement Plans" shall have the meaning set forth in Section 3.13(b) of this Agreement.

     1.50 "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

     1.51 "Sellers" means Renaissance and NMC.

     1.52 "Shares" shall have the meaning set forth in Section 2.3(c)(ii) of this Agreement.

     1.53 "Subsidiary" means (a) any corporation with respect to which another corporation or entity, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or (b) any corporation or other entity with respect to which another corporation or entity, directly or indirectly, owns 50% or more of the aggregate equity interest.

     1.54 "Taxes" means all taxes or similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and any obligation to pay or reimburse any other parties for any such liabilities of such other party.

     1.55 "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                                  ARTICLE II

                                 THE PURCHASE

     2.1  Purchase and Sale of the Acquired Assets.  Upon and subject to the
          ----------------------------------------
terms and conditions of this Agreement, the Buyer (or any Designed Transferee, as defined in Section 10.4) shall purchase from the Sellers, and the Sellers shall, or shall cause their respective Affiliates to, sell, transfer, convey, assign and deliver to the Buyer (or any Designated Transferee), at the Closing, for the consideration specified below in this Article II, all of the Acquired Assets. Notwithstanding the foregoing, the Acquired Assets shall not include any of the Excluded Assets.

     2.2  Assumption of Liabilities.
          -------------------------

          (a) Subject to the terms and conditions of this Agreement, the Buyer or any Designated Transferee shall assume and become responsible for, from and after the Closing, the Assumed Liabilities.

          (b) Notwithstanding anything to the contrary set forth herein, the Buyer shall not assume or become responsible for, and each Seller shall remain solely liable for, any and all liabilities or obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether accrued or unaccrued, whether due or to become due, and whether claims with respect thereto are asserted before or after the Closing) of such Seller which are not Assumed Liabilities (collectively, the "Retained Liabilities"). The Retained Liabilities shall include, without limitation, the following:

               (i) all liabilities and obligations of either Seller for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement;

               (ii) all liabilities and obligations of either Seller under this Agreement or any of the Ancillary Agreements;

               (iii) all liabilities and obligations of either Seller for any Taxes (except of the type listed on the Closing Statement as defined in Section 2.6(b));

               (iv) all liabilities and obligations of either Seller under any agreements, contracts, leases or licenses that are not Assigned Contracts;

               (v) all obligations of either Seller arising prior to the Closing under the Assigned Contracts, and all liabilities for any breach, act or omission by either Seller prior to the Closing under any Assigned Contract;

               (vi) all liabilities and obligations of either Seller arising out of events, conduct or conditions existing or occurring prior to the Closing that constitute a violation of or noncompliance with any Law or Regulation, any judgment, decree or order of any Governmental Entity, or any Permit;

               (vii) all liabilities and obligations of either Seller (including without limitation costs of cleanup and remediation) resulting from
(A) any releases of any Materials of Environmental Concern into the environment in connection with the operation of either the NMC Business or the CMS Business or any other business by either Seller or any predecessor business or company prior to the Closing Date or for which either Seller is liable pursuant to any indemnity or otherwise; (B) the existence of any Materials of Environmental Concern at any site on which the business or operations of the NMC Business or the CMS Business or any predecessor business or company was conducted prior to the Closing Date or to which any such Materials of Environmental Concern were transported; (C) any release of any Materials of Environmental Concern at any such location if such release could give rise under any Environmental Law to liability on the part of either Seller or any predecessor business or company; or (D) any violation of any Environmental Law by either Seller or any predecessor business or company which occurred prior to the Closing; provided, however, that the liabilities and obligations referred to in this clause (ix) shall constitute Retained Liabilities only to the extent asserted by the Buyer prior to the fifth anniversary of the Closing Date; provided, further however, that Retained Liabilities shall include all Damages which result from an event, condition, release or violation asserted by the Buyer prior to such date whether or not they are known or asserted before such fifth anniversary;

          (viii) all liabilities and obligations of either Seller for injury to or death of persons or damage to or destruction of property occurring prior to the Closing (including without limitation any workers compensation claim);

          (ix) all intercompany liabilities of either Seller and its Affiliates;

          (x) any claims against, or liabilities or obligations of or in connection with, any Employee Benefit Plans, including without limitation any excise Taxes, penalties or other liabilities imposed under ERISA or the Code;

          (xi) all liabilities and obligations of either Seller to pay severance, termination pay, redundancy pay, pay in lieu of notice or other benefits to any current or former employee of either Seller whose employment is terminated (or treated as terminated) by either Seller in connection with the consummation of the transactions contemplated by this Agreement, and all liabilities resulting from the termination of employment of employees of either Seller prior to the Closing that arose under any Law or Regulation or under any Employee Benefit Plan established or maintained by such Seller, including without limitation any liabilities of such Seller pursuant to agreements and plans listed in Section 3.13(e) of the Disclosure Schedule;

          (xii) all liabilities and obligations of either Seller for all compensation and benefits accrued by employees of either Seller employed in the NMC Business or the CMS Business prior to the Closing other than those of the nature and type included on Exhibit A-1 and Exhibit A-2;
                            ------- ---     ------- ---

          (xiii) all liabilities and obligations of either Seller arising out of any claim, suit, action, arbitration, proceeding, investigation or other similar matter which commenced or relates to the ownership of the Acquired Assets or the operation of the NMC Business or the CMS Business on or prior to the Closing;

          (xiv) all liabilities and obligations of either Seller for income, transfer, sales, use or other Taxes arising in connection with the consummation of the transactions contemplated by this Agreement;

          (xv) all liabilities and obligations under foreign currency contracts to which either Seller is a party;

          (xvi) all liabilities and obligations of either Seller with respect to any overdraft facility, bank credit line or indebtedness for borrowed money;

          (xvii) all liabilities and obligations of either Seller relating to any of the Excluded Assets;

          (xviii) all liabilities and obligations under Restricted Assets to the extent either Seller does not obtain the consents and waivers necessary to assign, transfer, sublease or sublicense such Restricted Assets to the Buyer and such Seller does not provide to the Buyer the benefits of such Restricted Assets pursuant to Section 2.9(b);

          (xix) all liabilities and obligations with respect to the matters for which any provision of this Agreement provides that the Buyer shall assume no liability;

          (xx) all liabilities and obligations of either Seller not related primarily to either the NMC Business or the CMS Business;

          (xxi) all liabilities and obligations of either Seller under any agreements relating to the disposition of significant assets, businesses or companies (whether by sale of assets, sale of stock, merger or otherwise) entered into at any time prior to the Closing; and

          (xxii) all liabilities and obligations of either Seller arising out of events, conduct or conditions existing or occurring prior to the Closing that do or allegedly constitute an infringement or violation of, or do or allegedly constitute a misappropriation of, any Intellectual Property rights of any other person or entity.

     2.3  Purchase Price.
          --------------

          (a) The purchase price ("Purchase Price") of the Acquired Assets shall be $12,000,000 and shall be payable in the manner described in paragraph
(b) of this Section 2.3.

          (b)  At the Closing, the Buyer shall deliver:

               (i) the sum of $10,000,000 (the "Cash Payment"), by wire transfer or other delivery of immediately available funds to an account designated by the Sellers at least one business day prior to the Closing less the amount to pay off the aggregate amount of principal and interest as of the Closing Date owed by NMC to American National Bank & Trust Company of Chicago;

               (ii) a convertible subordinated promissory note of the Buyer in the principal amount of $2,000,000 (the "Note") substantially in the form attached hereto as Exhibit C. The Cash Payment is subject to adjustment pursuant to Section 2.6 below.

          (c) In addition to payment of the Cash Payment and delivery of the Note, the Buyer agrees to issue to Renaissance at the Closing an aggregate of 100,000 shares of Buyer Common Stock (the "Shares").

     2.4  The Closing.
          -----------

          (a) The Closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts commencing at 9:00 a.m. local time on May 26, 1999, or, if all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby, but in no event more than five business days after such satisfaction or waiver (the "Closing Date").

          (b)  At the Closing:

               (i) Sellers shall deliver to the Buyer the various certificates, instruments, agreements and other documents referred to in Section 6.1;

               (ii) the Buyer shall deliver to the Sellers the various certificates, instruments, agreements and other documents referred to in Section 6.2;

               (iii) the Sellers shall execute and deliver to the Buyer a bill of sale substantially in the form attached hereto as Exhibit D and execute and
                                                     ------- -
deliver or obtain, as appropriate, such other instruments of conveyance (including without limitation deeds, trademark assignments, patent assignments, copyright and other intellectual property licenses and assignments, of leasehold interests) as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Acquired Assets, including any required consents, approvals or permits;

               (iv) the Buyer shall execute and deliver to each of the Sellers an instrument of assumption of liabilities in the form attached hereto as Exhibit E and such other instruments as the Sellers may reasonably request in
------- -
order to effect the assumption by the Buyer of the Assumed Liabilities;

               (v) the Sellers shall execute and deliver to the Buyer a Trademark Assignment in the form attached hereto as Exhibit F;
                                                    ------- -

               (vi)   the Buyer shall pay the Cash Payment as specified in
Section 2.3(b)(i);

               (vii) the Buyer shall issue the Note as specified in Section 23(b)(ii);

               (viii) the Sellers shall deliver to the Buyer, or otherwise put the Buyer in possession and control of, all of the Acquired Assets of a tangible nature; and

               (ix) the Buyer and the Sellers shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

          (c) All transactions at the Closing shall be deemed to take place at 12:01 a.m. Boston, Massachusetts time on the Closing Date, and no transaction shall be deemed to have been completed and no documents or certificate shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

     2.5  Allocation of Purchase Price.  The Buyer and the Sellers agree to
          ----------------------------
allocate the Purchase Price and the value of the Shares (and all other capitalizable costs) among the Acquired Assets in the manner required by Section 1060 of the Code. The parties agree to file all Tax Returns in a manner consistent with such allocation.

     2.6  Post-Closing Adjustments.  The Purchase Price set forth in Section 2.3
          ------------------------
shall be subject to adjustment after the Closing Date as follows:


          (a) As promptly as possible after the Closing Date (but in any event not later than 45 days thereafter), the Buyer shall prepare and deliver to Renaissance a statement of Net Assets (the "Initial Closing Statement") as of the close of business on the Closing Date (without giving effect to the transactions contemplated by this Agreement). The accounting principles used in preparing Exhibit A-1 and Exhibit A-2 are set forth in those Exhibits. The
          ------- ---     ------- ---
Buyer shall prepare the Initial Closing Statement in accordance with GAAP and on a basis consistent with the accounting principles used in preparing Exhibit A-1
                                                                    ------- ---
and Exhibit A-2 (to the extent such accounting principles are consistent with
    ------- ---
GAAP). The Initial Closing Statement shall also set forth the determination of the Purchase Price, as adjusted pursuant to this Section 2.6.

          (b) Renaissance shall deliver to the Buyer within 30 days after receiving the Initial Closing Statement a detailed statement describing any objections thereto. Failure of Renaissance to so object to the Initial Closing Statement shall constitute acceptance thereof by Renaissance, whereupon the Initial Closing Statement shall be deemed to be the Closing Statement. The Buyer and Renaissance shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 45 days after the Buyer has received Renaissance's statement of objections, the Buyer and Renaissance shall engage the Boston, Massachusetts office of KPMG (or if such accountants are unable or refuse to serve in such capacity, such other nationally recognized accounting firm that is not the primary independent accounting firm for either of the parties as may be designated by the Boston office of the American Arbitration Association) (the "Neutral Accountants") to resolve any remaining objections. The Neutral Accountants promptly shall determine whether the objections raised by Renaissance are appropriate in light of the requirements of Section 2.6(a). The Initial Closing Statement shall be adjusted to the extent such objections are determined by the Neutral Accountants to be appropriate and, as so adjusted, shall be the "Closing Statement." Such determination by the Neutral Accountants shall be conclusive and binding upon the parties, absent fraud or manifest error. Nothing herein shall be construed to authorize or permit the Neutral Accountants to determine (i) any questions or matter whatever under or in connection with this Agreement except the determination of what adjustments, if any, must be made in the items reflected in the Initial Closing Statement that are the subject of objections by Renaissance, or (ii) an adjustment to an item on the Initial Closing Statement that is outside of the range defined by amounts as finally proposed by Renaissance and the Buyer, respectively.

          (c) If the Net Assets as shown on the Closing Statement are equal to or greater than $5,886,891 and less than or equal to $6,886,891, the Purchase Price shall equal $12,000,000.

          (d) If the Net Assets as shown on the Closing Statement are less than $5,886,891, the Purchase Price shall equal $12,000,000 less the amount of such deficiency, and Renaissance shall pay promptly to the Buyer an amount equal to such deficiency.

          (e) If the Net Assets as shown on the Closing Statement are more than $6,886,891, the Purchase Price shall equal $12,000,000 plus the amount of such excess, and the Buyer shall pay promptly to Renaissance, an amount equal to such excess.

          (f) Any payments required to be made by Renaissance to the Buyer, or by the Buyer to Renaissance, pursuant to this Section 2.6 shall be made by wire transfer or other delivery of immediately available funds, within three business days after the date on which the Closing Statement is finally determined pursuant to this Section 2.6.

          (g) If the Purchase Price is adjusted pursuant to this Section 2.6, the allocation of the Purchase Price among the Acquired Assets shall be appropriately modified to reflect increases or decreases in the various asset categories that give rise to such adjustments to the maximum extent allowable under Section 1060 of the Code.

          (h) The Buyer, on the one hand, and Renaissance, on the other hand, shall share equally the fees and expenses of the Neutral Accountants in connection with the resolution of any dispute pursuant to Section 2.6(b) above.

     2.7  Further Assurances.  At the Closing and at any time and from time to
          ------------------
time thereafter, at the request of the Buyer and without further consideration, the Sellers shall promptly execute and deliver such instruments of sale, transfer, conveyance and assignment and take all such other action as the Buyer may determine is necessary to more effectively transfer, convey and assign to the Buyer, and to evidence and confirm the Buyer's rights to, title in and ownership of, the Business and the Acquired Assets, to place the Buyer (through its ownership of the Acquired Assets) in actual possession and operating control of the assets, properties and business of the Business, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

     2.8  Transaction Taxes.  Any and all federal, state, county, local or
          -----------------
foreignsales, use, value added, excise, stamp, transfer and other Taxes not in the nature of income taxes, fees and duties (including any interest, additions to tax and penalties with respect thereto) and any and all transfer, recording or similar fees and charges imposed in connection with the consummation of the transactions contemplated by this Agreement shall be borne by the Sellers.

     2.9  Restricted Assets.
          -----------------

          (a) The Sellers shall use all reasonable efforts, and the Buyer shall cooperate reasonably with the Sellers, (i) to promptly obtain the consents and waivers necessary to convey or cause to be conveyed to the Buyer all of the Restricted Assets, and (ii) as of and subject to the occurrence of the Closing, to promptly convey or cause to be conveyed to the Buyer the Restricted Assets for which the Sellers have received the necessary consents and waivers; provided, however, that the Sellers shall not amend or change any Restricted Asset without the prior written consent of the Buyer unless the Sellers reasonably deem it necessary to preserve the value of the Restricted Asset. The Sellers shall cooperate with the Buyer in making applications and filings or taking any other action necessary for the Buyer to obtain such franchises, licenses, permits or other instruments or agreements, if any, as are substantially equivalent to any Restricted Assets that are not assignable to Buyer as a matter of law. In no event shall the Buyer's cooperation hereunder require the Buyer to make any payments or incur any out-of-pocket expenses, except that the Buyer shall reimburse the Sellers on an equitable basis for any consideration paid, with the prior approval of the Buyer, to any person from whom a consent or waiver is requested. In no event shall either Seller be required to make any payments or incur any out-of-pocket expenses in connection with performing its obligations under this Section 2.9 relating to any client services agreement.

          (b) To the extent that the consents and waivers necessary to assign, transfer sublease or sublicense any of the Restricted Assets are not obtained, the Sellers shall, commencing on the Closing Date and continuing for the duration of each such Restricted Asset, use reasonable efforts to (i) provide to the Buyer the benefits of any such Restricted Asset not assigned, transferred or subleased due to the failure or inability of either Seller to obtain such consent or waiver, (ii) cooperate with the Buyer to reach a reasonable and lawful arrangement designed to provide such benefits to the Buyer during such period, and (iii) enforce at the request of the Buyer, or allow the Buyer to enforce (and, for such purpose, each Seller hereby constitutes and appoints the Buyer as its true and lawful attorney-in-fact), any rights of either Seller under any such Restricted Asset against the issuer thereof or the other party or parties thereto (including the right to elect to terminate such of the foregoing in accordance with the terms thereof upon the request of the Buyer); provided, however, that the reasonable costs and expenses of either Seller incurred at the Buyer's request with respect to any of the actions contemplated under clause
(iii) above shall be promptly paid or reimbursed by the Buyer to Renaissance.
At the end of each such period, neither Seller shall have any further duties or obligations under this Section 2.9 with respect to such Restricted Asset and the failure or inability to obtain any necessary consent or waiver with respect thereto shall not be a breach of this Agreement so long as such Seller has carried out its obligations under this Section 2.9.

          (c) To the extent that the Buyer is provided the benefits of any Restricted Asset pursuant to clause (b) of this Section 2.9, the Buyer shall perform for the benefit of the issuer thereof, or the other party or parties thereto, the obligations of either Seller thereunder or in connection therewith, but only to the extent that (i) such action by the Buyer would not result in any default thereunder or in connection therewith and (ii) such obligation would have been an Assumed Liability but for the non-assignability or non-transferability thereof; provided, however, that if the Buyer shall fail to perform to the extent required herein, the applicable Seller shall thereafter cease to be obligated under this Section 2.9 to provide the Buyer with any benefits in respect of the Restricted Asset which is the subject of such failure to perform unless and until such situation is remedied or, at the sole option of the applicable Seller, the Buyer shall promptly pay or reimburse such Seller for all costs reasonably incurred by such Seller to remedy such failure to perform during such period of failure of performance.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Sellers jointly and severally represent and warrant to the Buyer that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in Sections corresponding to the numbered and lettered Sections contained in this Article III, and the disclosure in any Section of the Disclosure Schedule shall qualify the corresponding
Section in this Article III and any Section as to which its applicability is reasonably apparent based solely on the information disclosed.

     3.1  Organization, Qualification and Corporate Power.  Each Seller is a
          -----------------------------------------------
corporation duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation or organization. Each Seller is in good standing as a foreign corporation and is licensed or qualified to transact business in the jurisdictions in which the nature of the properties owned or leased by it or the business transacted by it requires it to be so licensed or qualified, except where the failure to be so licensed or qualified and in good standing would not have a Material Adverse Effect. Each Seller has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     3.2  Authority.  Each Seller has all requisite power and authority to
          ---------
execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements and the performance by each Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and stockholder action on the part of each Seller. This Agreement has been duly and validly executed and delivered by each Seller and constitutes, and each of the Ancillary Agreements to which each Seller is a party, upon its execution and delivery by each Seller, will constitute, a valid and binding obligation of each Seller, enforceable against each Seller in accordance with their respective terms.

     3.3  Noncontravention.
          ----------------

          (a) Neither the execution and delivery of this Agreement or the Ancillary Agreements by each Seller, nor the consummation by each Seller of the transactions contemplated hereby or thereby, will, directly or indirectly (with or without notice or lapse of time), (i) conflict with or violate any provision of the charter or By-laws or similar organizational documents of either Seller or any resolution adopted by the board of directors or the stockholders of either Seller, (ii) require on the part of either Seller any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, except for (A) applicable requirements, if any, of the Securities Act of 1933, as amended, and the regulations thereunder, state securities laws and the Nasdaq National Market and (B) where the failure to obtain such permits, authorizations, consents or approvals, or to make such filings, would not prevent the Sellers from performing their respective obligations under this Agreement and would not have a Material Adverse Effect or give any governmental entity the right to challenge any of the transactions contemplated by this Agreement or the Ancillary Agreements, except for any consent or approval rights of any Governmental Entity outside the United States under applicable antitrust laws which do not provide for pre-closing filing or notification or any consent or approval right under the HSR Act, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which either Seller is a party or by which either Seller is bound or to which any of the assets of either Seller is subject, except for (A) such breaches or defaults which would not have a Material Adverse Effect and (B) as set forth in Section 3.10 or Section 3.18 of the Disclosure Schedule, (iv) result in the imposition of any Security Interest upon any of the Acquired Assets, or (v) violate any order, writ, injunction, decree, Law or Regulation applicable to either Seller or any of its properties or assets.

          (b) There are no Restricted Assets as to which the failure to obtain all necessary consents and waivers for the assignment, transfer, sublease or sublicense thereof as of the Closing would, individually or in the aggregate, result in a Material Adverse Effect.

     3.4  Financial Statements.  The Financial Statements have been prepared
          --------------------
from the books and records of the NMC Business and the CMS Business in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except for the lack of statements of cash flows and stockholder equity), and fairly present in all material respects the financial condition and results of operations of the Businesses as of the respective dates thereof and for the periods referred to therein; provided, however, that the Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

     3.5  Absence of Certain Changes.  Since the date of Exhibit A-1 and Exhibit
          --------------------------                     ------- ---     -------
A-2, there has not been any change in the assets or liabilities of the NMC
---
Business or the CMS Business that has had a Material Adverse Effect.

     3.6  Undisclosed Liabilities.  To the Knowledge of either Seller, since the
          -----------------------
date of Exhibit A-1 and Exhibit A-2, neither Seller has incurred any liability
        ------- ---     ------- ---
(whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether accrued or unaccrued, and whether due or to become due, or otherwise) that will be an Assumed Liability, except for (a) liabilities which
(i) have arisen after the date of Exhibit A-1 and Exhibit A-2 in the Ordinary
                                  ------- ----    ------  ---
Course of Business, (ii) are similar in nature and amount to the liabilities which are set forth on Exhibit A-1 and Exhibit A-2, and (iii) have not been
                       ------- ---     ------- ---
subsequently discharged and

(b) contractual liabilities incurred in the Ordinary Course of Business that are not in the aggregate material.

     3.7  Tax Matters.
          -----------

          (a) Each Seller has filed all Tax Returns that it was required to file and, except where the failure to file Tax Returns or to pay Taxes would not have a material adverse effect on the financial condition of the NMC Business, taken as a whole, or the CMS Business, taken as a whole, each Seller has paid all Taxes that are shown to be due on any such Tax Returns.

          (b) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Acquired Assets.

     3.8  Ownership and Condition of Assets.
          ---------------------------------

          (a) Except as set forth in Section 3.8(a) of the Disclosure Schedule, the Sellers are the true and lawful owners of, and have good and marketable title to, all of the Acquired Assets, free and clear of all Security Interests. Upon execution and delivery by the Sellers to the Buyer of the instruments of conveyance referred to in Sections 2.4(b)(iii) and 2.4(b)(v), the Buyer will become the true and lawful owner of, and will receive good and marketable title to, the Acquired Assets, free and clear of all Security Interests.

          (b) The tangible Acquired Assets have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used.

          (c) Section 3.8(c) of the Disclosure Schedule lists (i) all Acquired Assets owned by either Seller which are fixed assets (within the meaning of
GAAP), indicating the cost, accumulated book depreciation (if any) and the net book value of each such fixed asset as of the date of Exhibit A-1 and Exhibit A-
                                                      ------- ---     ------- -
2 and (ii) all other Acquired Assets owned by either Seller of a tangible nature
-
(other than inventories) whose book value exceeds $10,000.

     3.9  Intellectual Property.
          ---------------------

          (a) The Sellers own or have the right to use all Intellectual Property used in the operation of the NMC Business or the CMS Business or necessary for the operation of the NMC Business or the CMS Business as presently conducted. Upon execution and delivery by the Sellers to the Buyer of the instruments of conveyance referred to in Sections 2.4(b)(iii) and 2.4(b)(v), each such item of Intellectual Property owned by either Seller will be owned by the Buyer immediately following the Closing, and each such item of Intellectual Property available for use by either Seller will be available for use by the Buyer on identical terms and conditions immediately following the Closing. Each Seller has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses in connection with the NMC Business or the CMS Business. No other person or entity has any rights to any of the Intellectual Property used in the NMC Business or the CMS Business (except pursuant to agreements or licenses specified in Section 3.9(c) or 3.9(d) of the Disclosure Schedule or not required to be listed in such sections of the Disclosure Schedule), and, to the Knowledge of either Seller, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property used in the NMC Business or the CMS Business.

          (b) To the Knowledge of either Seller, the business, operations and activities of the NMC Business and the CMS Business do not infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any, other person or entity (including, without limitation, either Seller or any Affiliate of either Seller). Neither Seller has received since April 1, 1998 any complaint, claim or notice alleging any such infringement, violation or misappropriation.

          (c) Section 3.9(c) of the Disclosure Schedule identifies each patent or trademark registration which has been issued to or is owned by either Seller with respect to any Intellectual Property used in, relating to or arising out of the NMC Business or the CMS Business, identifies each pending patent or trademark application or application for registration which either Seller has made or which either Seller owns with respect to any Intellectual Property used in, relating to or arising out of the NMC Business or the CMS Business and identifies each license or other agreement pursuant to which either Seller has granted any rights to any third party with respect to any such Intellectual Property. Each Seller has delivered to the Buyer correct and complete copies of all such licenses and agreements (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item, as well as all patents and trademark registrations and applications. With respect to each item of Intellectual Property that either Seller owns:

               (i) such Seller possesses all right, title and interest in and to such item;

               (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

               (iii) neither Seller has agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

     (d) Section 3.9(d) of the Disclosure Schedule identifies each item of Intellectual Property (other than commercially available software generally available to the public and Intellectual Property owned by any customer of either Seller that is used solely in connection with providing services to such customers, which is not listed in Section 3.9(d) of the Disclosure Schedule but with respect to which the representations set forth below in this Section 3.9(d) are true) used by either Seller in the operation of the NMC Business or the CMS Business or that either Seller plans to use in connection therewith in the future, that is owned by a party other than the party using it. The Sellers have supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Sellers use such Intellectual Property, all of which are listed on Section 3.9(d) of the Disclosure Schedule. With respect to each such item of Intellectual Property:

             (i) to the Knowledge of each Seller, the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect;

             (ii) such license, sublicense or other agreement is assignable by the appropriate Seller to the Buyer without the consent or approval of, or any payment to, any party, and such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect without acceleration immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

             (iii) neither Seller, nor to the Knowledge of either Seller, any other party is in material breach or default thereunder, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder;

             (iv) to the Knowledge of either Seller, the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

             (v) neither Seller has agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item .

     3.10 Contracts.  The Sellers have delivered to the Buyer a correct and
          ---------
complete copy of each written Assigned Contract listed on Schedule 1.2(c) (each
                                                          -------- ------
as amended to date) and a description of each oral Assigned Contract listed on

Schedule 1.2(c).  With respect to each written arrangement so listed, except as
-------- ------
set forth in Section 3.10 of the Disclosure Schedule: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect with respect to the appropriate Seller and, to the Knowledge of such Seller, with respect to each other party thereto; (ii) the written arrangement is assignable by the appropriate Seller to the Buyer (or such Seller may enter into a subcontracting arrangement with the Buyer with regard to such written arrangement) without the consent or approval of any party; and (iii) neither Seller, nor to the Knowledge of either Seller, any other party thereto is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration, under the written arrangement, nor is there any dispute between the parties thereto.

     3.11 Accounts Receivable; Contracts in Progress.  All Accounts Receivable
          ------------------------------------------
reflected on the Financial Statements are valid receivables arising from services rendered in the Ordinary Course of Business. A report showing the aging of all Accounts Receivable is attached as Section 3.11 of the Disclosure Schedule. All Accounts Receivable reflected in the financial or accounting records of the NMC Business or the CMS Business that have arisen since the date of the Financial Statements are valid receivables arising from services rendered in the Ordinary Course of Business. For purposes of this Section 3.11, a "valid receivable" is a receivable in respect of which the amounts so billed are consistent with the Sellers' billing policies. As to each Contract in Progress as of the date of this Agreement which contemplates the payment of amounts in excess of $50,000, Section 3.11 of the Disclosure Schedule sets forth a reasonable description of such Contracts in Progress.

     3.12 Employees.
          ---------

          (a) The Sellers have previously provided to the Buyer a list of all employees of the NMC Business or the CMS Business as of April 30, 1999 and their rates of compensation. To the Knowledge of either Seller, no employee of either Seller involved in the NMC Business or the CMS Business intends not to accept employment with the Buyer. Except as set forth in Section 3.12(a) of the Disclosure Schedule, neither Seller has any employment or consulting agreements that are not terminable at will without penalty. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will trigger or otherwise result in any obligation of either Seller to pay severance or related costs under any employment or consulting agreement.

          (b) For purposes of this Agreement, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time in connection with the NMC Business or the CMS Business.

     3.13 Employee Benefits.
          -----------------

          (a) Section 3.13(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained or contributed to by or on behalf of either Seller or any ERISA Affiliate. Complete and accurate copies of all Employee Benefit Plans which have been reduced to writing have been made available to the Buyer, and the Sellers have made available to the Buyer written summaries of any such plans which have not been reduced to writing.

          (b) The Internal Revenue Service has issued a favorable determination letter with respect to the qualification of each of the Employee Benefit Plans which is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA (collectively, the "Retirement Plans") and any corresponding trust intended to qualify under Sections 401(a) and 501(a) of the Code. No such determination letter has been revoked and no such revocation has been threatened, and nothing has occurred since the date of each such most recent determination letter that could reasonably be expected to cause the relevant Retirement Plan or trust to lose such qualification or exemption.

          (c) No Employee Benefit Plan is subject to Title IV of ERISA and neither Seller is subject to any liability to the PBGC for any termination of any Employee Benefit Plan. Neither Seller nor any ERISA Affiliate contributes to or has an obligation to contribute to, or has at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and neither Seller reasonably expects to incur any liability with respect to any such multiemployer plan.

          (d) No Employee Benefit Plan provides benefits after termination of employment to any current or former employee of either Seller involved in the NMC Business or the CMS Business (or to any beneficiary of any such current or former employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

          (e) Section 3.13(e) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other employee of either Seller involved in the NMC Business or the CMS Business with an annual salary including bonus in excess of $75,000 (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the NMC Business or the CMS Business of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guaranty, or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or employee; (ii) agreement, plan or arrangement under which any person may receive payments from either Seller that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding either Seller, including without limitation any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.14 Environmental Matters.
          ---------------------

          (a) Each Seller has complied in all material respects with all Environmental Laws. There is no pending or, to the Knowledge of either Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law applicable to either Seller, the Acquired Assets, the NMC Business or the CMS Business.

          (b) There have been no material releases of any Materials of Environmental Concern into the environment at (i) any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by either Seller or (ii) to the Knowledge of either Seller, any facility to which either Seller has delivered products for manufacturing, processing, packaging or distribution. Neither Seller is aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, leased, operated or controlled by either Seller that could reasonably be expected to have a material impact on such real property or facilities resulting in any liability to either Seller.

          (c) Set forth in Section 3.14(c) of the Disclosure Schedule is a list of all environmental reports, site surveys, subsurface studies, investigations and audits (whether conducted by or on behalf of either Seller or a third party, and whether done at the initiative of either Seller or, if known to either Seller, directed by a

Governmental Entity or other third party) relating to premises currently or previously owned, leased or operated by either Seller at which the NMC Business or the CMS Business has been or is currently conducted. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

          (d) Set forth in Section 3.14(d) of the Disclosure Schedule is a list of all of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by either Seller. Neither Seller is aware of any environmental liability of any such transporter or facility.

     3.15 Certain Business Relationships With Affiliates.  Neither Seller (with
          ----------------------------------------------
respect to its operations other than the NMC Business or the CMS Business) nor any Affiliate of either Seller (a) has any claim or cause of action against the Acquired Assets, or (b) owes any money in connection with the NMC Business or the CMS Business to either Seller. Section 3.15 of the Disclosure Schedule describes any transaction or relationships between either Seller (with respect to its operations other than the NMC Business or the CMS Business) and its Affiliates, on the one hand, and the NMC Business or the CMS Business, on the other hand.

     3.16 Brokers' Fees.  Neither Seller has any liability or obligation to pay
          -------------
any fees or commissions to any broker or finder with respect to the transactions contemplated by this Agreement.

     3.17 Customers and Suppliers.  Section 3.17 of the Disclosure Schedule sets
          -----------------------
forth a list of each customer that accounted for more than 2% of the revenues of either the CMS Business or the NMC Business during the last full fiscal year and the amount of revenues accounted for by such customer during each such period. Except as set forth on Section 3.17 of the Disclosure Schedule, no such customer of the NMC Business or the CMS Business has indicated since January 1, 1998 that it will, nor does either Seller have any reason to believe that any such customer will terminate any of the Assigned Contracts. There are no suppliers to the Business of significant goods or services with respect to which practical alternative sources of supply, or comparable products, are not available on comparable terms and conditions.

     3.18 Real Property Leases.  Section 3.18 of the Disclosure Schedule lists
          --------------------
all real property leased or subleased to either Seller in connection with the NMC

Business or the CMS Business. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed therein. With respect to each such lease and sublease that is being assigned to the Buyer:

          (a) the lease or sublease is legal, valid, binding, enforceable against the appropriate Seller and in full force and effect;

          (b) except as set forth on Section 3.18(b) of the Disclosure Schedule, each lease or sublease is assignable by the appropriate Seller to the Buyer without the consent or approval of, or any payment to, any party; assuming the Buyer complies with all of the provisions of each lease and sublease and performs all of lessee's obligations thereunder, all such leases or subleases will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of, or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such lease or sublease;

          (c) neither Seller nor, to the Knowledge of either Seller, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (d) there are no material disputes, oral agreements or forbearance programs to which either Seller is a party in effect as to the lease or sublease;

          (e) neither Seller has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

          (g) none of such leases or subleases has been capitalized on the Financial Statements.

     3.19 Owned Real Property.  Neither Seller owns any real property that is
          -------------------
used in connection with the NMC Business or the CMS Business.

     3.20 Disclosure.  No representation or warranty by either Seller contained
          ----------
in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Sellers pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Sellers have disclosed to the Buyer all material information relating to the NMC Business or the CMS Business and the transactions contemplated by this Agreement.

     3.21 Investment Representation.  Renaissance is acquiring the Shares and
          -------------------------
the Note from the Buyer for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, Renaissance has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Sellers as follows:

     4.1  Organization.  The Buyer is a corporation duly organized, validly
          ------------
existing and in corporate and tax good standing under the laws of the State of Delaware.

     4.2  Capitalization.  As of the date hereof, the authorized capital stock
          --------------
of the Buyer consists of 9,684,060 shares of Buyer Common Stock, of which 8,338,411 shares are issued and outstanding, and 96,632 shares of preferred stock, $0.01 par value per share, of which 96,632 shares have been designated as Class A Preferred, of which 5,445 shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in
Section 4.2 of the Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Buyer is authorized or outstanding,
(ii) the Buyer has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Buyer, (iii) the Buyer has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Buyer. All of the issued and outstanding shares of capital stock of the Buyer have been offered, issued and sold by the Buyer in compliance with applicable federal and state securities laws.

     4.3  Authority.  The Buyer has all requisite power and authority to execute
          ---------
and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements and the performance by the Buyer of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes, and each of the Ancillary Agreements to which the Buyer is a party, upon its execution and delivery by the Buyer, will constitute, a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

     4.4  Noncontravention.  Neither the execution and delivery by the Buyer of
          ----------------
this Agreement or the Ancillary Agreements, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will, directly or indirectly (with or without notice or lapse of time), (a) conflict with or violate any provision of the charter or By-laws of the Buyer or any resolution adopted by the board of directors or stockholders of the Buyer, (b) other than as required to be disclosed by the Seller on the Disclosure Schedule, require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity or give any Governmental Entity the right to challenge any of the transactions contemplated by this Agreement or the Ancillary Agreements,
(c) conflict with, result in breach of, constitute a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     4.5  Brokers' Fees.  The Buyer has no liability or obligation to pay any
          -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.6  Issuance of Securities.  The issuance, sale and delivery of the Note
          ----------------------
and the Shares in accordance with this Agreement, and the issuance of shares of Buyer

Common Stock issuable upon conversion of the Note have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Buyer, and all shares of Buyer Common Stock have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement and the shares of Buyer Common Stock issuable upon conversion of the Note when issued upon such conversion will be duly and validly issued, fully paid and nonassessable.

     4.7  Buyer Financial Statements.  Attached as Schedule 4.7 are the
          --------------------------               -------- ---
unaudited Balance Sheet, Statement of Operations and Statement of Cash Flows of the Buyer dated as of December 31, 1998 (the "Buyer Financial Statements"). The Buyer Financial Statements have been prepared from the books and records of the Buyer in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein.

     4.8  Undisclosed Liabilities.  To the Knowledge of the Buyer, the Buyer has
          -----------------------
no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether accrued or unaccrued, and whether due or to become due, or otherwise), except for liabilities reflected on the Buyer Financial Statements or liabilities that have arisen after the date of the Buyer Financial Statements in the Ordinary Course of Business.

                                   ARTICLE V

                             PRE-CLOSING COVENANTS

     5.1  Reasonable Efforts.  Each party shall use its reasonable efforts to
          ------------------
take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

     5.2  Notices and Consents.  The Sellers shall obtain, at their expense, all
          --------------------
such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be necessary or desirable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

     5.3  HSR Act.  Each party has, prior to the date hereof, filed any
          -------
Notification and Report Forms and related material that it may be required to file with the

Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act. Each party shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or submissions of information pursuant thereto that may be necessary, proper or advisable. Notwithstanding any other provision in this Agreement, the Buyer shall not be obligated to respond to formal requests for additional information or documentary material pursuant to 16 C.F.R. 803.20 under the HSR Act except to the extent it elects to do so in its sole discretion.

     5.4  Operation of the Businesses.  Except as contemplated by this
          ---------------------------
Agreement, during the period from the date of this Agreement to the Closing, the Sellers shall conduct the operations of the NMC Business and the CMS Business only in the Ordinary Course of Business and in compliance with all applicable Laws and Regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact the current business organization of the NMC Business and the CMS Business, keep the physical assets of the NMC Business and the CMS Business in good working condition, keep available the services of the current officers and employees of the NMC Business or the CMS Business and preserve the relationships of each Seller with its customers, suppliers and others having business dealings with the NMC Business or the CMS Business. Without limiting the generality of the foregoing, prior to the Closing, neither Seller shall take any of the following actions with respect to the NMC Business or the CMS Business without the prior written consent of the Buyer:

          (a) acquire, sell, lease, encumber or dispose of any assets or any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof, other than purchases and sales of assets in the Ordinary Course of Business;

          (b) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases), other than in the Ordinary Course of Business;

          (c) assume, guaranty, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

          (d) make any loans, advances or capital contributions to, or investments in, any other person;

          (e) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in

Section 3.16 or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on, the date hereof of any existing Employee Benefit Plan or, except in the Ordinary Course of Business, hire any new employees or consultants;

          (f) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or make any new elections with respect to Taxes affecting the Acquired Assets or any changes in current elections with respect to Taxes affecting the Acquired Assets after the date hereof;

          (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

          (h) mortgage or pledge any property or assets or subject any such assets to any Security Interest;

          (i) sell, assign, transfer, license or sublicense any Intellectual Property, other than in the Ordinary Course of Business;

          (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement listed in Section 3.10 of the Disclosure Schedule;

          (k) enter into any written arrangement (including written agreements) which creates a liability on the part of either Seller in excess of $25,000;

          (l) make or commit to make any capital expenditure in excess of $10,000 per item or total capital expenditures in excess of $50,000 in the aggregate;

          (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of either Seller set forth in this Agreement becoming untrue or (ii) any of the conditions to the Closing set forth in Article VI not being satisfied;

          (n) fail to take any action reasonably necessary to preserve the validity of any Intellectual Property or Permit; or

          (o) agree in writing or otherwise to take any of the foregoing actions.

In addition, during the period from the date of this Agreement to the Closing, each Seller shall (i) accept customer orders in the Ordinary Course of Business and (ii) cooperate with the Buyer in communicating with suppliers and customers to accomplish the transfer of the Acquired Assets to, and the purchase of the NMC Business and the CMS Business by, the Buyer on the Closing Date.

     5.5  Full Access.  Each Seller shall permit representatives of the Buyer to
          -----------
have full access to all premises, properties, financial, Tax and accounting records, contracts, other records and documents and personnel of or pertaining to the NMC Business or the CMS Business and to conduct such tests and inspections as may be reasonable or appropriate; provided, however, that such access shall be allowed only during normal business hours and with reasonable advance notice and in such manner as not to interfere unreasonably with the normal business operations of the NMC Business or the CMS Business. Prior to the Closing, the Sellers shall also furnish to the Buyer or its representatives such information as the Buyer may request in connection with any review, investigation or examination of the books and records, accounts, contracts, properties, assets, operations and facilities of or relating to the NMC Business or the CMS Business. In connection therewith, the Sellers shall direct and authorize their independent public accountants to make available to the Buyer and to the independent public accountants representing the Buyer all working papers pertaining to the examination and audit by such accountants of the NMC Business or the CMS Business.

     5.6  Notice of Breaches; Updates.
          ---------------------------

          (a) The Sellers shall promptly deliver to the Buyer written notice of any event or development that would (i) render any statement, representation or warranty of either Seller in this Agreement (including exceptions set forth in the Disclosure Schedule) inaccurate or incomplete in any material respect, or
(ii) constitute or result in a breach by either Seller of, or a failure by either Seller to comply with, any agreement or covenant in this Agreement applicable to either Seller. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach; provided, however, that the Buyer's only remedy with respect thereto shall be to exercise its right, if any, to terminate this Agreement pursuant to Section 9.1.

          (b) The Buyer shall promptly deliver to the Sellers written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer of, or a failure by the Buyer to comply with, any agreement or covenant in this Agreement applicable to the

Buyer. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

          (c) The Sellers shall promptly notify the Buyer of any lawsuits, claims, proceedings, investigations or inquiries against the NMC Business or the CMS Business, the Sellers or any of the directors or officers of the Sellers, between the date of this Agreement and the Closing Date, which (i) are commenced or, to the Knowledge of either Seller, threatened and may affect the transactions contemplated by this Agreement, or (ii) are commenced or, to the Knowledge of either Seller, threatened and may have a Material Adverse Effect.

     5.7  Exclusivity.  The Sellers shall not, and shall cause their respective
          -----------
Affiliates and each of their respective officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of assets, recapitalization or other business combination including the NMC Business, the CMS Business or the Acquired Assets or any material portion thereof, or (b) provide any, non-public information concerning the NMC Business or the CMS Business to any person or entity (other than the Buyer). The Sellers shall immediately notify the Buyer of any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 5.7.

     5.8  Bulk Transfers Law.  The Buyer and each of the Sellers hereby waives
          ------------------
compliance with the provisions of the bulk transfers statute in each of the jurisdictions, if any, where such compliance would be required in connection with the transactions contemplated by this Agreement (subject to the indemnity provided for in Article VIII).

                                  ARTICLE VI

                             CONDITIONS TO CLOSING

     6.1  Conditions to Obligations of the Buyer.  The obligation of the Buyer
          --------------------------------------
to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, or waiver by the Buyer, of the following conditions:

          (a) the Sellers shall have, at their expense, (i) except as contemplated by Section 2.9. obtained all of the waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and effected all of the registrations, filings and notices with or to Governmental Entities, as may be necessary to permit the Sellers to consummate the transactions contemplated by this Agreement, and (ii) obtained all other waivers, permits, consents, approvals or other authorizations and effected all other registrations, filings and notices necessary or desirable in connection with the transactions contemplated by this Agreement, except in case of clause (ii) for any which if not obtained or effected would not have a material adverse effect on the right of the Buyer to own, operate or control the Acquired Assets or conduct the NMC Business or the CMS Business following the Closing or on the ability of the parties to consummate the transactions contemplated by this Agreement,

          (b) the representations and warranties of the Sellers set forth in
Article III shall be true and correct in all material respects, except for representations and warranties already qualified by materiality, which shall be true and correct as stated, as of the Closing as if made as of the Closing, except for representations and warranties made as of a date, which shall be true and correct in all material respects, except for representations and warranties already qualified by materiality, which shall be true and correct as stated, as of such date;

          (c) the Sellers shall have performed or complied in all material respects with their respective agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (d) no action, suit or proceeding shall be pending before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Buyer to own, operate or control any of the Acquired Assets or to conduct the NMC Business or the CMS Business as currently conducted and as presently proposed to be conducted following the Closing, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (e) the Sellers shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (d) of this
Section 6.1 is satisfied in all respects;

          (f) the Buyer shall have received from Ropes & Gray, counsel to the Sellers, an opinion dated as of the Closing Date substantially in a form attached hereto as Exhibit G;
                   ------- -

          (g) the Buyer and the Sellers shall have entered into a Services and Facilities Agreement in a form mutually agreeable to the parties hereto;

          (h) all waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been earlier terminated;

          (i) the Buyer shall have received any and all waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, including all registrations, filings and notices with or to Governmental Entities, as may be necessary to permit the Buyer to consummate the transactions contemplated by this Agreement;

          (j) the Buyer shall have received from the Sellers and their respective officers all customary closing certificates as it shall have requested;

          (k) all actions to be taken by the Sellers in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer;

          (l) NMC shall have received the consent of NationsBank/Bank of America to consummate the transactions contemplated hereby and the release of American National Bank & Trust Company of Chicago relating to the Acquired Assets; and

          (m) Renaissance shall have executed and delivered (i) the Agreement to be Bound by Registration Agreement among Renaissance, GTCR Fund VI, L.P., ZC Corp., GTCR VI Executive Fund, L.P. and certain other parties thereto (collectively, the "GTCR Parties") (the "Registration Joinder") and (ii) the Agreement to be Bound by Stockholders Agreement among Renaissance and the GTCR Parties (the "Stockholder Joinder").

     6.2  Conditions to Obligations of the Sellers.  The obligations of the
          ----------------------------------------
Sellers to consummate the transactions to be performed by them connection with the Closing is subject to the satisfaction, or waiver by the Sellers, of the following conditions:

          (a) the Buyer shall have, at its expense, (i) obtained all of the waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and effected all of the registrations, filings and notices with or to Governmental Entities, as may be necessary to permit the Buyer to consummate the transactions contemplated by this Agreement, and (ii) obtained all other waivers, permits, consents, approvals or other authorizations and effected all other registrations, filings and notices necessary or desirable in connection with the transactions contemplated by this Agreement, except in the case of clause (ii) for any waivers, permits, consents, approvals or authorizations in whose absence the Closing could be consummated without materially adversely affecting the Sellers;

          (b) the representations and warranties of the Buyer set forth in
Article IV shall be true and correct in all material respects, except for representations and warranties already qualified by materiality, which shall be true and correct as stated, as of the Closing as if made as of the Closing, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects, except for representations and warranties already qualified by materiality, which shall be true and correct as stated, as of such date;

          (c) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (d) no action, suit or proceeding shall be pending before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (e) the Buyer shall have delivered to the Sellers a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (c) of this
Section 6.2 is satisfied in all respects;

          (f) the Sellers shall have received from Hale and Dorr LLP, special counsel to the Buyer, an opinion dated as of the Closing Date substantially in the form attached hereto as Exhibit H;
                            ------- -

          (g) the Buyer and the Sellers shall have entered into a Services and Facilities Agreement in a form mutually agreeable to the parties hereto;

          (h) all waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been earlier terminated;

          (i) the Sellers shall have received from the Buyer and the Buyer's officers all customary closing certificates as it shall have requested;

          (j) the GTCR Parties shall have executed and delivered (i) the Registration Joinder and (ii) the Stockholder Joinder; and

          (k) all actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Sellers.

                                  ARTICLE VII

                            POST-CLOSING COVENANTS

     7.1  Proprietary Information.  From and after the Closing, each Seller
          -----------------------
shall hold in confidence, and shall cause all of its Affiliates to hold in confidence, all knowledge, information and documents of a confidential nature or not generally known to the public with respect to the NMC Business or the CMS Business, the Buyer or the Buyer's business (including without limitation the financial information, Intellectual Property, technical information or data relating to the materials, products or components sold, or the services offered, in connection with the NMC Business or the CMS Business and names of customers of the NMC Business or the CMS Business) and shall not disclose or make use of the same without the written consent of the Buyer, except to the extent that such knowledge, information or documents shall have become public knowledge other than through a breach of this Agreement by either Seller or any of its officers, employees, agents or representatives.

     7.2  Solicitation and Hiring.  For a period of one year after the Closing
          -----------------------
Date, each Seller shall not and shall cause its Affiliates not to, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, (a) solicit or attempt to induce any Restricted Employee to terminate his employment with the Buyer or any Affiliate of the Buyer or (b) hire or attempt to hire any Restricted Employee.

     7.3  Non-Competition; Referral of Customers.
          --------------------------------------

          (a) For a period of one year after the Closing Date, each Seller shall not, and shall cause its Affiliates not to, directly or indirectly, (i) perform any implementations of Vantive customer management relationship prepackaged software, or (ii) for any business or entity that has been a customer of NMC at a time since January 1, 1998, perform services that are substantially similar to those performed by NMC for that customer.

          (b) Each Seller, on its own behalf and on behalf of its Affiliates, agrees that the duration and geographic scope of the noncompetition provision set forth in this Section 7.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this noncompetition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

          (c) Each Seller shall notify its Affiliates in writing promptly after the Closing that the NMC Business and the CMS Business have been sold to the Buyer, and such notice shall inform such Affiliates of their obligations under this Section 7.3.

     7.4  Sharing of Data.
          ---------------

          (a) Each Seller shall have the right for a period of seven years following the Closing Date to have reasonable access to such books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records that are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding their involvement in the NMC Business or the CMS Business, as conducted by such Seller prior to the Closing Date and for complying with their respective obligations under applicable securities, Tax, environmental, employment or other Laws and Regulations. The Buyer shall have the right for a period of seven years following the Closing Date to have reasonable access to (i) those books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records that are retained by either Seller pursuant to the terms of this Agreement, and (ii) the workpapers of Renaissance's accountants relating to the operation of the NMC Business or the CMS Business prior to the Closing Date, in each case to the extent that any of the foregoing is needed by the Buyer in order to comply with its obligations under applicable securities, Tax, environmental, employment or other Laws and Regulations. Neither the Buyer nor either of the Sellers shall destroy any such books, records or accounts retained by it without first providing the other party with the opportunity to obtain or copy such books, records or accounts.

          (b) Without limiting the generality of the provisions of paragraph (a) above, the Sellers shall make available to the Buyer such financial information and reasonable assistance with respect to the NMC Business and the CMS Business, including without limitation providing to the Buyer and its authorized representatives reasonable access to the workpapers of Renaissance's accountants relating to the operation of the NMC Business or the CMS Business prior to the Closing Date, as is reasonably necessary for the Buyer to prepare on a timely basis the financial statements required in connection with the preparation of a registration statement under the Securities Act of 1933, as amended.

          (c) In addition to all files and documents required to be provided pursuant to this Agreement or the Ancillary Agreements, promptly upon request by the Buyer made at any time following the Closing Date, the appropriate Seller shall authorize the release to the Buyer of all files pertaining to the Acquired Assets or the Business held by any federal, state, county or local authorities, agencies or instrumentalities.

     7.5  Cooperation in Litigation.  From and after the Closing Date, each
          -------------------------
party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other party relating to or arising out of the conduct of the NMC Business or the CMS Business prior to or after the Closing Date (other than litigation among the Sellers, the Buyer and/or their respective Subsidiaries or Affiliates arising out of the transactions contemplated by this Agreement or the Ancillary Agreements). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such party or its officers, directors, employees and agent for their time spent in such cooperation.

     7.6  Collection of Accounts Receivable and Contracts in Progress.
          -----------------------------------------------------------

          (a) The Sellers shall forward promptly to the Buyer any monies, checks or instruments received by either of them after the Closing Date with respect to the Accounts Receivable and the Contracts in Progress. The Sellers hereby authorize the Buyer to open any and all mail addressed to either Seller (if delivered to the Buyer) received on or after the Closing Date and hereby grants to the Buyer a power of attorney to endorse and cash any checks or instruments payable or endorsed to either Seller or its respective order and received by the Buyer with respect to the Acquired Assets, the NMC Business or the CMS Business. The Sellers shall provide to the Buyer such reasonable assistance as the Buyer may request with respect to the collection of any such Accounts Receivable and Contracts in Progress, provided the

Buyer pays the reasonable out-of-pocket expenses of the Sellers and their respective officers, directors and employees incurred in providing such assistance. From and after the Closing, the Sellers shall refer all customer inquiries relating to Accounts Receivable or Contracts in Progress to the Buyer.

          (b) Any Account Receivable existing as of the Closing Date which does not appear in the Initial Closing Statement pursuant to Section 2.6(a) or as to which either Seller pays the Buyer Damages in an amount equal to the face amount of such Account Receivable pursuant to Section 8.1 because of a breach of
Section 3.11 shall promptly be assigned by the Buyer to the appropriate Seller (without recourse) and any funds thereafter collected by the Buyer with respect to such Accounts Receivable shall be paid by the Buyer to the appropriate Seller.

     7.7  Employees.  Effective as of the Closing, the Buyer shall offer
          ---------
employment to each employee employed primarily in the conduct of the NMC Business or the CMS Business (except for those designated on Schedule 7.7) who
                                                                       ----
is actively at work as of the Closing, terminable at the will of the Buyer or as otherwise agreed to between the Buyer and such employee. Except as otherwise specifically required by applicable law, the Buyer shall not have any obligation to employ or offer employment to any employee of the NMC Business or the CMS Business other than as provided in the preceding sentence. The Buyer shall have complete discretion to change any of the terms or conditions of employment, compensation or benefits relating to any such employee at any time. The parties hereto do not intend to create any third-party beneficiary rights respecting any employee as a result of the provisions herein and specifically hereby negate any such intention. Each Seller hereby consents to the hiring of such employees by the Buyer and waives, to the extent necessary to allow the employment by the Buyer of such employees, any claims or rights such Seller may have against the Buyer or any such employee under any noncompetition, confidentiality or employment agreement.

     7.8  Employee Notices.  The Sellers shall make such notices to employees as
          ----------------
shall be required by any applicable Laws and Regulations or by any agreements (including any notices required to be given to any union, works council or similar representative body).

     7.9  Use of Name.  Each Seller agrees, on its own behalf and on behalf of
          -----------
its Subsidiaries and Affiliates, from and after the Closing, not to use any trademark or name previously or currently used in the NMC Business or the CMS Business, or any derivation thereof.

                                 ARTICLE VIII

                                INDEMNIFICATION

     8.1  Indemnification by the Sellers.  The Sellers shall jointly and
          ------------------------------
severally indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all Damages incurred or suffered by the Buyer or any Affiliate thereof resulting from, relating to, constituting or arising out of:

          (a) any misrepresentation or breach of warranty by either Seller contained in this Agreement or any of the Ancillary Agreements;

          (b) any failure to perform any covenant or agreement of either Seller contained in this Agreement or any of the Ancillary Agreements; or

          (c) any Retained Liabilities (including all reasonable fees and expenses incurred by the Buyer in determining that the underlying claim or liability is a Retained Liability).

     8.2  Indemnification by the Buyer.  The Buyer shall indemnify the Sellers
          ----------------------------
in respect of, and hold the Sellers harmless against, any and all Damages incurred or suffered by any of the Sellers or any Affiliate thereof resulting from, relating to, constituting or arising out of:

          (a) any misrepresentation or breach of warranty by the Buyer contained in this Agreement or any of the Ancillary Agreements;

          (b) any failure to perform any covenant or agreement of the Buyer contained in this Agreement or any of the Ancillary Agreements; or

          (c) any Assumed Liabilities (including all reasonable fees and expenses incurred by the Seller in determining that the underlying claim or liability is an Assumed Liability).

     8.3  Claims for Indemnification.  Whenever any claim shall arise for
          --------------------------
indemnification hereunder, the Indemnified Party shall promptly notify (in accordance with Section 10.7) the Indemnifying Party of the claim and, when known, the facts constituting the basis for such claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), unless the Indemnifying Party shall not have taken control of the defense of such claim as provided in Section 8.4 of this Agreement, after notification thereof pursuant to this Section 8.3, in which case the Indemnified Party may settle or compromise such claim without the Indemnifying Party's consent.

     8.4  Defense by the Indemnifying Party.
          ---------------------------------

          (a) Subject to Section 8.4(b), in connection with any claim for indemnification hereunder resulting from or arising out of any claim or legal proceeding by a third party, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party given within 10 days after the date of the notice of the claim from the Indemnified Party pursuant to Section 8.3, assume the defense of such claim or legal proceeding with counsel approved by the Indemnified Party, which approval shall not be unreasonably withheld, if
(i) the Indemnifying Party acknowledges to the Indemnified Party in writing the Indemnifying Party's obligations to indemnify the Indemnified Party with respect to all elements of such claim, (ii) the third party seeks monetary damages only, and (iii) an adverse resolution of the third party's claim would not have a Material Adverse Effect on the goodwill or the reputation of the Indemnified Party, the NMC Business or the CMS Business or the future conduct of the business of the Indemnified Party, the NMC Business or the CMS Business. If the Indemnifying Party so assumes such defense, the Indemnified Party shall be entitled to participate in (but not control) such defense, with its counsel and at its own expense. In addition, if the Indemnifying Party so assumes such defense, it shall take all steps necessary in the defense or settlement thereof. If the Indemnifying Party does not (or is not permitted under the terms hereof to) assume the defense of any such claim or legal proceeding, (A) the Indemnified Party may defend against such claim or legal proceeding (with the Indemnifying Party responsible for the reasonable fees and expenses of counsel for the Indemnified Party) in such manner as it may deem appropriate, including but not limited to settling such claim or legal proceeding on such terms as the Indemnified Party may deem appropriate, and (B) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. The party controlling the defense of a third party claim pursuant to this Section 8.4 shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.

          (b) If a customer or supplier of the NMC Business or the CMS Business asserts that the NMC Business, the CMS Business or the Buyer is liable to such party for a monetary or other obligation which may constitute or result in Damages for which the Buyer may be entitled to indemnification pursuant to this
Article VIII, and the Buyer reasonably determines that it has a valid business reason to fulfill such obligation, then (i) the Buyer shall be entitled to satisfy such obligation, without prior notice to or consent from either of the Sellers, (ii) the Buyer may make a claim for indemnification pursuant to this
Article VIII in accordance with the provisions hereof, and (iii) the Buyer shall be reimbursed, in accordance with the provisions hereof, for any such Damages for which it is entitled to indemnification pursuant to this Article VIII.

     8.5  Payment of Indemnification Obligation.  All indemnification by the
          -------------------------------------
Indemnifying Party hereunder shall be effected promptly as Damages are incurred by payment of cash, delivery of a cashier's or certified check or wire transfer of immediately available funds to an account designated by the Indemnified Party in the amount of the indemnification liability; provided, however, that if the Indemnifying Party is a Seller, the Buyer, as the Indemnified Party, may, at the Buyer's election, recover all or any portion of such Damages that are not paid in cash or by check or wire transfer by setting off against amounts otherwise due and payable under the Note.

     8.6  Survival.
          --------

          (a) All representations, warranties, covenants and obligations in this Agreement, the Ancillary Agreements, the Disclosure Schedule, any supplements to the Disclosure Schedule and any other certificate or documents delivered pursuant to this Agreement will survive the Closing, and the right to indemnification, reimbursement or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any such representations, warranty, covenants or obligations. If the Closing occurs, an Indemnifying Party will have no liability for indemnification with respect to any representation or warranty, other than those in Sections 3.1, 3.2, 3.7, 3.14, 4.1 or 4.3 (subject, in the case of Sections 3.7 and 3.14, to applicable statutes of limitations), unless on or before the first anniversary of the Closing Date the Indemnifying Party is given notice of a claim pursuant to
Section 8.3 hereof. However, the preceding sentence of this Section 8.6 will not apply in any situation in which the Indemnifying Party knew at the time the representation and warranty was made that it was false. A claim with respect to
Section 3.7 or Section 3.14 may be made at any time on or before the expiration date of the applicable statute of limitations. A claim with respect to Sections 3.1, 3.2,
4.1 or 4.3, or a claim for indemnification or reimbursement not based upon any representation or warranty in Article III or Article IV, may be made at any time.

          (b) If a notice is given in accordance with Section 8.3 before the expiration of the applicable survival period (if any) specified in Section 8.6(a), then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

     8.7  Limitations on Amount.  An Indemnifying Party will have no liability
          ---------------------
for indemnification pursuant to Section 8.1(a) or 8.2(a) (or, in the case of either Seller, as a result of any alleged breach of the obligations set forth in
Section 5.2) until the aggregate Damages to the Indemnified Party exceed $150,000 (at which point the Indemnified Party shall become liable for only those aggregate Damages in excess of $150,000). However, the preceding sentence of this Section 8.7 will not apply to indemnification arising from any fraud on the part of the Indemnifying Party and will not apply to any breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.3(a)(i), 3.7, 4.1, 4.3 or 4.4(a). For purposes of this Article VIII, all representations and warranties of the Sellers contained in Article III (other than Section 3.20) shall be construed as if the term "Material" and any, reference to "Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

     8.8  Buyer Guaranty.  In the event the Buyer designates a Designated
          --------------
Transferee to buy the Acquired Assets, the Buyer hereby unconditionally guaranties the due and punctual payment and performance of all of the obligations of Designated Transferee set forth in this Agreement. This guaranty is an irrevocable guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any extension or modification of the terms of this Agreement, any assumption of any such guaranteed obligation by any other party or any other act or event that might otherwise operate as a legal or equitable discharge of Buyer under this Section 8.8. This guaranty is in no way conditioned upon any requirement that either Seller first attempt to collect or enforce any guaranteed obligation from or against any Designated Transferee. So long as any obligation of any Designated Transferee to either Seller under this Agreement remains unpaid or undischarged, the Buyer hereby waives (but only with respect to the Sellers and their respective Affiliates and not as to any other parties) all rights to subrogation arising out of any payment by the Buyer under this Section 8.8.

     The obligations of the Buyer hereunder shall be absolute and unconditional irrespective of the validity, legality or enforceability of this Agreement or any other document related hereto, and shall not be affected by or contingent upon (i) the liquidation or dissolution of, or the merger or consolidation of any Designated Transferee with of into any corporation, or any sale or transfer by any Designated Transferee or all or any part of its property or assets, (ii) the bankruptcy, receivership, insolvency, reorganization or similar proceedings involving or affecting any Designated Transferee, (iii) any modification, alteration, amendment or addition of or to this Agreement, or (iv) any disability or any other defense of any Designated Transferee or any other person and any other circumstance whatsoever (with or without notice to or Knowledge of the Buyer) which may or might in any manner or to any extent vary the risks of the Buyer or might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise.

     The Buyer hereby waives all special suretyship defenses and protest, notice of protest, demand for performance, diligence, notice of any other action at any time taken or omitted by either Seller and, generally, all demands and notices of every kind in connection with this Section 8.8 and the obligations of any Designated Transferee hereby guaranteed, and which Buyer may otherwise assert against either Seller.

     This Section 8.8 shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or performance of any of the obligations of any Designated Transferee under this Agreement is rescinded or must otherwise be restored any Designated Transferee or returned by the Sellers upon the insolvency, bankruptcy or reorganization of any Designated Transferee or otherwise.

     The Buyer acknowledges that each of the waivers set forth above is made with full knowledge of its significance and consequences and under the circumstances the waivers are reasonable and not contrary to public policy. If any of said waivers is determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.

                                  ARTICLE IX

                                  TERMINATION

     9.1  Termination of Agreement.  The parties may terminate this Agreement
          ------------------------
prior to the Closing as provided below:

          (a) the parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Sellers in the event either Seller is in breach, and either Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach, of any material representation, warranty or covenant contained in this Agreement, which breach is not cured within 15 days of the receipt of notice by the breaching Party delivered in accordance with the provisions, of Section 10.7 of this Agreement;

          (c) the Buyer may terminate this Agreement by giving written notice to the Sellers if the Closing shall not have occurred on or before June 30, 1999 by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement); or

          (d) the Sellers may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before June 30, 1999 by reason of any failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from a breach by either Seller of any representation, warranty or covenant contained in this Agreement).

     9.2  Effect of Termination.  If any party terminates this Agreement
          ---------------------
pursuant to Section 9.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party for breaches of this Agreement, including without limitation breaches of the covenants set forth in Article V, occurring prior to such termination).

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Press Releases and Announcements.  Prior to the Closing, no party
          --------------------------------
shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by Law or Regulation or the applicable rules of a stock exchange; and provided, further, that the Buyer may issue press releases or make other public announcements concerning the execution of this Agreement and the terms thereof with the prior written approval of Renaissance, which approval shall not be unreasonably withheld or delayed.

     10.2 No Third Party Beneficiaries.  This Agreement (including without
          ----------------------------
limitation Section 7.7 hereof) shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

     10.3 Entire Agreement.  This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof. Notwithstanding the foregoing, the provisions of the Mutual Non-Disclosure Agreement, dated April 13, 1999, between the Buyer and Renaissance shall survive until the Closing, whereupon it shall terminate.

     10.4 Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder, whether by operation of law or otherwise, without the prior written approval of the other party, except that the Buyer may assign some or all of its rights, interests and/or obligations hereunder to one or more Affiliates of the Buyer (each, a "Designated Transferee"); provided, however, that such assignment shall be conditioned upon the guaranty provided in Section 8.8 hereof. If the Buyer assigns any of its rights, interests and/or obligations hereunder to one or more Designated Transferees, then, unless the contract otherwise requires, all references herein to the Buyer shall mean and include any and all such Designated Transferees.

     10.5 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     10.6 Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7 Notices. All notices, requests, demands, claims and other
          -------
communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered three days after it is sent by U.S. registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Sellers:                      Copy to:
-----------------                       -------

Renaissance Worldwide, Inc.             Ropes & Gray
189 Wells Avenue                        One International Place
Newton, MA 02159                        Boston, MA 02110
Telecopy:                               Telecopy: (617) 951-7050
Attention: Richard L. Bugley            Attention: Keith F. Higgins, Esq.
           Vice President, General
           Counsel and Clerk

If to the Buyer:                        Copies to:
---------------                         ---------

ZEFER Corp.                             Hale and Dorr LLP
105 South Street                        60 State Street
Boston, MA 02111                        Boston, MA 02109
Telecopy: (617)                         Telecopy: (617) 526-5000
Attention: Sean W. Mullaney,            Attention: David E. Redlick, Esq.
           Executive Vice President
           and General Counsel

Any party may also give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any notice sent by telecopy shall be followed by a confirmation copy sent by reputable overnight business courier service. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     10.8 Governing, Law; Time of the Essence.  This Agreement shall be governed
          -----------------------------------
by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts. Time is of the essence in the performance of this Agreement.

     10.9 Amendments and Waivers.  The parties may amend any provision of this
          ----------------------
Agreement at any time prior to the Closing by a written instrument signed by each of the parties. No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.10  Severability.  Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other
situation or in any other jurisdiction.   If the final judgment of a court of
competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     10.11  Expenses.  Except as specifically set forth in this Agreement, each
            --------
party shall bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. In the event of any litigation, claim, proceeding or arbitration with respect to this Agreement or the Ancillary Agreements, the prevailing party shall be paid its reasonable legal fees and expenses by the opposing party.


     10.12  Specific Performance.  Each party acknowledges and agrees that the
            --------------------
other party would be damaged irreparably in the event any of the provisions of this Agreement (including without limitation Sections 7.1, 7.2 and 7.3 hereof) are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any foreign jurisdiction or any state or province thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.


     10.13  Construction.  The language used in this Agreement shall be deemed
            ------------
to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign Law or Regulation shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     10.14  Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
            ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                     BUYER:

                     ZEFER CORP.

                     By:/s/ Sean W. Mullaney
                        ----------------------------
                     Title:_________________________


                     SELLERS:

                     RENAISSANCE WORLDWIDE, INC.


                     By:____________________________

                     Title:_________________________

                     NEOGLYPHICS MEDIA
                      CORPORATION


                     By:____________________________

                     Title:_________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   BUYER:

                                   ZEFER CORP.


                                   By:_______________________________

                                   Title:____________________________


                                   SELLERS:

                                   RENAISSANCE WORLDWIDE, INC.


                                   By:

                                   Title:


                                   By: /s/ G. Drew Conway
                                      --------------------------------

                                   TITLE:_____________________________


                                   NEOGLYPHICS MEDIA
                                    CORPORATION


                                   BY: /s/ G. Drew Conway
                                      --------------------------------

                                   Title:_____________________________